[Petrone Worldwide, Inc. Letterhead]

Memorandum of Undertaking

This Memorandum of Understanding is concluded between Petrone Worldwide, Inc. USA & Transpower Components (India) Pvt Ltd, Moradabad on October 21st, 2015

•	It was agreed between both parties that Petrone Worldwide would acquire the Transpower Components (India) Pvt Ltd. Moradabad at a cost price of US$ 1.6 million.

•	Petrone Worldwide will do a leverage buy out. In other words, Petrone will issue PFWI common share which will be valued at $.40 of 50% value of the deal US $1.6 million ( 2 million common Shares) while balance 50% will be paid in 24 equal installments of US $ 33333.33 through wire transfers commencing six months from sign date. Agreement extended to April 30, 2016. [VP] [SG]

•	Sale includes all capital goods, distribution channels proprietary information and all existing customers and their existing contracts of Walmart, Dominos, Amazon, Snap deal, Flip Card and others.

•	Deposit in good faith $5,000 USD. February 12, 2016. [VP] [SG]

It was agreed by both parties to finalize sale agreement on January 5th, 2016.

/s/ Victor Petrone	/s/ Surender Gandhi
Victor W. Petrone Jr.	Surender Gandhi
CEO / President	CEO/ President

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